EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                 AND EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS
                               (In millions)

                                                                                                                Three Months Ended
                                                                  Years Ended September 30                           December 31
                                             -------------------------------------------------------------   -----------------------
                                                  1996         1997         1998        1999         2000         1999         2000
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------
EARNINGS

Income from continuing operations            $    115     $    169    $    178     $    291     $    292     $     40    $     59
Income taxes                                       71          125         114          193          191           28          39
Interest expense                                  154          148         133          141          189           48          43
Interest portion of rental expense                 44           48          40           35           39            9          10
Amortization of deferred debt expense               1            1           1            1            2            -           -
Undistributed earnings of
    unconsolidated affiliates                      (3)          (6)        (62)         (11)        (112)          31          88
Earnings of significant affiliates*                 7            7           -            -            -            -           -
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                             $    389     $    492    $    404     $    650     $    601     $    156    $    239
                                             ==========   ==========  ===========  ==========   ==========   ==========  ===========

FIXED CHARGES

Interest expense                             $    154     $    148    $    133     $    141     $    189     $     48    $     43
Interest portion of rental expense                 44           48          40           35           39            9          10
Amortization of deferred debt expense               1            1           1            1            2            -           -
Capitalized interest                                -            1           -            -            -            -           -
Fixed charges of significant affiliates*            6            5           -            -            -            -           -
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                             $    205     $    203    $    174     $    177     $    230     $     57    $     53
                                             ==========   ==========  ===========  ==========   ==========   ==========  ===========

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Preferred dividend requirements              $     19     $      9    $      -     $      -     $      -     $      -    $      -
Ratio of pretax to net income**                  1.61         1.74           -            -            -            -           -
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------
Preferred dividends on a pretax basis              30           17           -            -            -            -           -
Fixed charges                                     205          203         174          177          230           57          53
                                             ----------   ----------  -----------  ----------   ----------   ----------  -----------
                                             $    235     $    220    $    174     $    177     $    230     $     57    $     53
                                             ==========   ==========  ===========  ==========   ==========   ==========  ===========

RATIO OF EARNINGS TO
FIXED CHARGES                                    1.90         2.42        2.32         3.67         2.61         2.71        4.48

RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                                  1.66         2.24        2.32         3.67         2.61         2.71        4.48

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.